UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
RREEF PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	45-4478978 (I.R.S. Employer Identification No.)
345 Park Avenue, 26th Floor, New York, NY, 10154
(Address and Zip Code of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-180356

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class To Be So Registered
Class A Common Stock, $0.01 par value per share
Class I Common Stock, $0.01 par value per share
Class T Common Stock, $0.01 par value per share
Class N Common Stock, $0.01 par value per share
Class D Common Stock, $0.01 par value per share
(Titles of classes)

Item 1: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
The descriptions of the Class A common stock, $0.01 par value per share, Class D common stock, $0.01 par value per share, Class I common stock, $0.01 par value per share, Class N common stock, $0.01 par value per share and Class T common stock, $0.01 par value per share of RREEF Property Trust, Inc. (the “Company”) registered hereby are incorporated herein by reference to the sections entitled “Suitability Standards,” “Prospectus Summary,” “Net Asset Value Calculation and Valuation Guidelines,” “Description of Capital Stock” and “Share Purchases and Redemptions” in the prospectus contained in Post-Effective Amendment No. 20 to the Company’s Registration Statement on Form S-11 (“Post-Effective Amendment No. 20”), as filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2016 (File No. 333-180356) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2: EXHIBITS.

1.
Articles of Amendment and Restatement of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registration Statement, filed November 29, 2012 (“Pre-Effective Amendment No. 3”).

2.	Articles Supplementary of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 21, 2016.

3.	Articles Supplementary of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 29, 2016.

4.	Articles of Amendment of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on January 29, 2016.

5.	Bylaws of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3.

6.	Second Amended and Restated Distribution Reinvestment Plan, incorporated by reference to Appendix B to Post-Effective Amendment No. 20.

7.	Forms of Subscription Agreement, incorporated by reference to Appendices C-F to Post-Effective Amendment No. 20.

8.	Share Redemption Plan, incorporated by reference to the section entitled “Share Purchases and Redemptions” in Post-Effective Amendment No. 20.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RREEF Property Trust, Inc.
Date: March 18, 2016	By:	/s/ Eric Russell
	Name:	Eric Russell
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)